Exhibit 10.27

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Second Addendum and Amendment to Support Services Agreement

This SECOND ADDENDUM AND AMENDMENT TO SUPPORT SERVICES AGREEMENT by and among PEAK6 Investments, LP, (“Providing Party”), Apex Clearing Holdings LLC (“ACH”) and Apex Clearing Corporation (“Apex”) is made and entered into as of September 26, 2013 (this “Addendum”).

WHEREAS, on June 5, 2012, Providing Party and ACH entered into that certain Support Services Agreement (the “Original Agreement”); and

WHEREAS, on December 1, 2012, ACH, Providing Party, and Apex entered into an Addendum and Amendment to add Apex as a party to the Original Agreement; and

WHEREAS, ACH, Providing Party, and Apex desire to enter into this Addendum to specify pricing to be paid for certain specific services to be provided under the Original Agreement, as amended.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Use of Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Original Agreement shall have such meanings when used in this Addendum.

ARTICLE II

AMENDMENTS

Section 2.1 Charges for Services.

(a) The parties agree that the rates for the services set forth below were determined in accordance with Section 4 of the Original Agreement, as amended, and are the applicable rates for the services and time periods specified below.

(i) Equity and Option Pricing. Providing Party will provide Apex with raw equity and option prices from Providing Party’s pricing server for use by Apex with its real-time risk systems. The cost for this service from March 1, 2013 through December 31, 2013 is $[****] per month. Beginning on January 1, 2014, the cost for this service increases to $[****] per month.

(ii) Option Pricing Calculator. Providing Party will provide Apex with use of its option pricing calculator to use in calculating option greeks and PnL slides. The cost for this service is $5,000 per month.

(b) The parties agree that the services specified above may be terminated without penalty: (i) by Apex by providing thirty days’ written notice to Providing Party; or (ii) by Providing Party by providing ninety days’ written notice to Apex.

ARTICLE III

MISCELLANEOUS

Section 3.1 References to the Original Agreement. Except for the amendments expressly set forth above, the Original Agreement is unmodified hereby. Reference to this specific Addendum need not be made in the Original Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Original Agreement, any reference in any of such items to the Original Agreement being sufficient to refer to the Original Agreement as amended hereby. This Addendum is expressly made a part of the Original Agreement.

Section 3.2 Incorporation of Provisions. Sections 7 and 14 of the Original Agreement are incorporated by reference herein mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Addendum and Amendment to Support Services Agreement as of the day and year first written above.

PEAK6 INVESTMENTS, L.P.

By:	/s/ Jay Coppoletta
Name: Jay Coppoletta
Title: Chief Corporate Development & Legal Officer

APEX CLEARING HOLDINGS LLC

By:	/s/ Daniel Rosenthal
Name: Daniel Rosenthal
Title: CEO

APEX CLEARING CORPORATION

By:	/s/ Daniel Rosenthal
Name: Daniel Rosenthal
Title: CEO